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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference of our report dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, with respect to the financial statements and schedule of Paragon Communications which are incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994, in each of the following:

           1. Registration Statement No. 333-11471 on Form S-4;

           2. Post-Effective Amendment No. 1 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

           3. Post-Effective Amendment No. 2 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

           4. Post-Effective Amendment No. 3 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

           5. Post-Effective Amendment No. 4 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

           6. Post-Effective Amendment No. 5 to Registration Statement No. 333-11471 on Form S-4 filed on Form S-8;

           7. Post-Effective Amendment No. 1 to Registration Statement No. 333-14053 on Form S-8;

           8. Registration Statement No. 333-14611 on Form S-3;

         9. Registration Statement No. 333-17171 on Form S-3 (and Registration Statement No. 333-17171-01 of Time Warner Companies, Inc. as to which the prospectus also relates to post-effective amendment to Registration Statement No. 33-50237 of Time Warner Companies, Inc.); and

          10. Registration Statement No. 33-61497 on Form S-8 of Time Warner Companies, Inc.

                                          PRICE WATERHOUSE LLP

Denver, Colorado
March 21, 1997


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